UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 9, 2005

S&P 500® GEAREDSM Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21611	33-1103720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 World Financial Center, 5th Floor New York, NY		10080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 877-449-4742

Item 7.01 - Regulation FD Disclosure

On September 9, 2005 the registrant issued the following press release.

S&P 500® GEAREDSM Fund Inc. (the “Fund”) is a closed-end management investment company that trades on the New York Stock Exchange under the symbol “GRE.” The Fund commenced business operations on November 1, 2004.

During a review of Fund operations, Fund management discovered that an inadvertent error had been made when pricing certain securities held by the Fund, generally resulting in an understatement of the Fund’s reported net asset value (“NAV”) since its commencement of business operations through September 7, 2005. This error has been eliminated, effective with the publication of the Fund’s reported NAV for September 8, 2005. Fund management is currently reviewing the records of its NAV calculations to determine the extent to which previous NAV calculations were in error and the nature and extent of additional corrective actions that may be appropriate. As soon as practicable, the Fund will announce the results of this review and any further actions that it decides to take as a result.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: September 9, 2005

S&P 500® GEAREDSM Fund Inc. (Registrant)

By:	/s/ Mitchell M. Cox
Name:	Mitchell M. Cox
Title:	President